FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

FOURTH Quarter AND FULL YEAR 2024 RESULTS

Reported Record Quarterly Revenue of $317 Million in Q4 2024, up 7% YoY

Achieved or Exceeded All Profitability and Cash Flow Guidance Targets in 2024

2024 Operating Cash Flow of $136 Million; $113 Million of Non-GAAP Adjusted Free Cash Flow, up 9% YoY

Dividend Payout Increased 7% in 2025; Marks 12th Consecutive Year of Increased Payout

$100+ Million Shareholder Remuneration Target via Dividends and Buybacks in 2025

DENVER--(February 5, 2025) — CSG (NASDAQ: CSGS) today reported results for the quarter and year ended December 31, 2024.

Financial Results:

Fourth quarter 2024 financial results:

•
Total revenue was $316.7 million.
•
GAAP operating income was $42.3 million, or an operating margin of 13.4%, and non-GAAP operating income was $58.3 million, or a non-GAAP adjusted operating margin of 20.1%.
•
GAAP earnings per diluted share (EPS) was $1.21 and non-GAAP EPS was $1.65.
•
Cash flows from operations were $82.5 million, with non-GAAP adjusted free cash flow of $76.6 million.

Full year 2024 financial results:

•
Total revenue was $1.20 billion.
•
GAAP operating income was $131.3 million, or an operating margin of 11.0%, and non-GAAP operating income was $199.4 million, or a non-GAAP adjusted operating margin of 18.1%.
•
GAAP EPS was $3.03 and non-GAAP EPS was $4.72.
•
Cash flows from operations were $135.7 million, with non-GAAP adjusted free cash flow of $113.3 million.

CSG Systems International, Inc.

February 5, 2025

Shareholder Returns:

•
CSG declared its quarterly cash dividend of $0.30 per share of common stock, or a total of approximately $8 million, to shareholders, bringing total 2024 dividends declared to approximately $35 million.
•
In January 2025, CSG’s Board of Directors approved a 7% increase in CSG’s cash dividend, with quarterly payments of $0.32 per share of common stock.
•
During the fourth quarter and full year 2024, CSG repurchased under its stock repurchase program, approximately 468,000 shares of its common stock for approximately $24 million and approximately 1,185,000 shares of its common stock for approximately $58 million, respectively.

“Team CSG delivered excellent fourth quarter results and built significant momentum for 2025,” said Brian Shepherd, President and Chief Executive Officer of CSG. “It was great to see 5% year-over-year organic revenue growth in Q4 on top of very good profitability and free cash flow performance. Our sales and go-to-market teams continue to perform well across our business with the fantastic win-win contract expansion at Comcast through year-end 2030, the multiple Ascendon cloud wins, and the ongoing revenue diversification with 30% of our revenue coming from big faster growth industry verticals. These results combined with our 2025 guidance prove that Team CSG is improving our operating discipline and business agility in a way that we believe will create meaningful value for our shareholders, our customers, and our employees in the quarters and years ahead. For fiscal year 2025, we anticipate revenue to grow to between $1.21 and $1.25 billion prior to the impact of any M&A deals we close during the year with non-GAAP operating margins between 18.1% to 18.5% and non-GAAP adjusted free cash flow of $110 million to $150 million.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
	2024	2023	Percent Changed	2024	2023	Percent Changed
GAAP Results:
Revenue	$316,652	$297,324	6.5%	$1,197,248	$1,169,258	2.4%
Operating Income	42,294	24,747	70.9%	131,333	123,877	6.0%
Operating Margin Percentage	13.4%	8.3%		11.0%	10.6%
EPS	$1.21	$0.44	175.0%	$3.03	$2.20	37.7%
Non-GAAP Results:
Operating Income	$58,347	$44,063	32.4%	$199,432	$185,727	7.4%
Adjusted Operating Margin Percentage	20.1%	16.1%		18.1%	17.2%
EPS	$1.65	$0.92	79.3%	$4.72	$3.69	27.9%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

CSG Systems International, Inc.

February 5, 2025

Results of Operations

GAAP Results: Total revenue for the fourth quarter of 2024 was $316.7 million, a 6.5% increase when compared to revenue of $297.3 million for the fourth quarter of 2023. Total revenue for the full year 2024 was $1,197.2 million, a 2.4% increase when compared to revenue of $1,169.3 million for the full year 2023. The increases in revenue are primarily attributed to the continued growth of our SaaS and related solutions revenue, to include approximately $6 million and $15 million of revenue generated during the fourth quarter and the full year 2024, respectively, from the businesses acquired during 2024. These increases more than offset the lower software and services revenue for the full year.

GAAP operating income for the fourth quarter of 2024 was $42.3 million, or 13.4% of total revenue, compared to $24.7 million, or 8.3% of total revenue, for the fourth quarter of 2023. GAAP operating income for the full year 2024 was $131.3 million, or 11.0% of total revenue, compared to $123.9 million, or 10.6% of total revenue, for the full year 2023. The increases in GAAP operating margin are primarily due to the higher revenue, discussed above, and reflect the cost efficiency actions taken during 2024 to optimize capacity and align resources to areas of the business with higher growth profiles.

GAAP EPS for the fourth quarter of 2024 was $1.21, compared to $0.44 for the fourth quarter of 2023, and GAAP EPS for the full year 2024 was $3.03, compared to $2.20 for the full year 2023. The increases in GAAP EPS are mainly due to the higher operating income, discussed above, and a lower effective income tax rate. The full year 2024 EPS also benefitted from a lower diluted share count.

Non-GAAP Results: Non-GAAP operating income for the fourth quarter of 2024 was $58.3 million, or a non-GAAP adjusted operating margin of 20.1%, compared to $44.1 million, or a non-GAAP adjusted operating margin of 16.1% for the fourth quarter of 2023. Non-GAAP operating income for the full year 2024 was $199.4 million, or a non-GAAP adjusted operating margin of 18.1%, compared to $185.7 million, or a non-GAAP adjusted operating margin of 17.2% for the full year 2023. The increases in non-GAAP operating margin can be primarily attributed to the higher revenue and cost efficiency actions, discussed above.

Non-GAAP EPS for the fourth quarter of 2024 was $1.65, compared to $0.92 for the fourth quarter of 2023, and non-GAAP EPS for the full year 2024 was $4.72, compared to $3.69 for the full year 2023. The increases in non-GAAP EPS are mainly due to the higher non-GAAP operating income, discussed above, and a lower non-GAAP effective income tax rate, with the full year 2024 non-GAAP EPS also benefitting from the lower diluted share count.

Balance Sheet and Cash Flows

Cash and cash equivalents as of December 31, 2024 were $161.8 million compared to $118.4 million as of September 30, 2024 and $186.3 million as of December 31, 2023. CSG generated net cash flows from operations for the fourth quarters ended December 31, 2024 and 2023 of $82.5 million and $79.5 million, respectively, and had non-GAAP adjusted free cash flow of $76.6 million and $74.5 million, respectively. For the year ended December 31, 2024 and 2023, CSG generated net cash flows from operations of $135.7 million and $131.9 million, respectively, and had non-GAAP adjusted free cash flow of $113.3 million and $103.9 million, respectively.

CSG Systems International, Inc.

February 5, 2025

Summary of Financial Guidance

CSG’s financial guidance for the full year 2025 is as follows:

GAAP Measures:
Revenue	1,210 - 1,250 million
Non-GAAP Measures:
Adjusted Operating Margin Percentage	18.1% - 18.5%
EPS	$4.55 - $4.80
Adjusted EBITDA	$256 - $267 million
Adjusted Free Cash Flow	$110 - $150 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, February 5, 2025 at 5:00 p.m. ET, to discuss CSG’s fourth quarter and full year 2024 earnings results. The call will be carried live and archived on CSG’s website. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, call 1-888-412-4131 and use the passcode 2327393.

Additional Information

For information about CSG, please visit CSG’s website at csgi.com. Additional information can be found in the Investor Relations section of the website.

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future and tap into guidance along the way from our fiercely committed and forward-thinking CSGers around the world.

Want to be future-ready and a change-maker like the global brands that trust CSG? Visit csgi.com to learn more.

CSG Systems International, Inc.

February 5, 2025

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

• CSG derives a significant portion of its revenue from a limited number of customers, with approximately forty percent of its revenue from its two largest customers;

• Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;

• CSG’s ability to maintain a reliable, secure computing environment;

• Continued market acceptance of CSG’s products and services;

• CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

• CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

• CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

• CSG’s ability to meet its financial expectations;

• Increasing competition in CSG’s market from companies of greater size and with broader presence;

• CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

• CSG’s ability to protect its intellectual property rights;

• CSG’s ability to conduct business in the international marketplace;

• CSG’s ability to comply with applicable U.S. and International laws and regulations; and

• CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by a global pandemic.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, SVP, Head of Finance, Treasury, Investor Relations, and ESG Reporting

(210) 687-4409

E-mail: John.Rea@csgi.com

Davis Barker, Senior Manager, Investor Relations & Corporate Development

(303) 884-4506

E-mail: Davis.Barker@csgi.com

CSG Systems International, Inc.

February 5, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$161,789	$186,264
Settlement and merchant reserve assets	343,235	274,699
Trade accounts receivable:
Billed, net of allowance of $3,041 and $5,432	266,903	267,680
Unbilled	80,173	82,163
Income taxes receivable	2,600	1,345
Other current assets	46,182	50,075
Total current assets	900,882	862,226
Non-current assets:
Property and equipment, net of depreciation of $133,514 and $121,816	56,595	65,545
Operating lease right-of-use assets	24,166	34,283
Software, net of amortization of $154,648 and $157,601	19,927	14,224
Goodwill	316,041	308,596
Acquired customer contracts, net of amortization of $133,279 and $126,469	39,377	35,879
Customer contract costs, net of amortization of $44,587 and $42,094	60,809	54,421
Deferred income taxes	73,295	57,855
Other assets	9,595	10,017
Total non-current assets	599,805	580,820
Total assets	$1,500,687	$1,443,046
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$7,500	$7,500
Operating lease liabilities	11,067	15,946
Customer deposits	41,448	41,035
Trade accounts payable	36,370	46,406
Accrued employee compensation	67,944	84,380
Settlement and merchant reserve liabilities	341,924	273,817
Deferred revenue	54,424	54,199
Income taxes payable	7,802	4,104
Other current liabilities	46,730	33,449
Total current liabilities	615,209	560,836
Non-current liabilities:
Long-term debt, net of unamortized discounts of $12,128 and $15,628	530,997	534,997
Operating lease liabilities	25,020	34,360
Deferred revenue	26,469	23,447
Income taxes payable	2,732	3,041
Deferred income taxes	94	123
Other non-current liabilities	17,597	12,916
Total non-current liabilities	602,909	608,884
Total liabilities	1,218,118	1,169,720
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 28,854 and 29,541 shares outstanding	718	713
Additional paid-in capital	518,215	490,947
Treasury stock, at cost; 41,583 and 40,398 shares	(1,194,224)	(1,136,055)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	-	1
Cumulative foreign currency translation adjustments	(62,290)	(50,414)
Accumulated earnings	1,020,150	968,134
Total stockholders' equity	282,569	273,326
Total liabilities and stockholders' equity	$1,500,687	$1,443,046

CSG Systems International, Inc.

February 5, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$316,652	$297,324	$1,197,248	$1,169,258

Cost of revenue (exclusive of depreciation, shown separately below)	154,197	156,145	614,463	615,042
Other operating expenses:
Research and development	42,023	35,800	158,194	143,201
Selling, general and administrative	71,519	66,683	258,313	247,613
Depreciation	5,336	6,034	21,622	23,189
Restructuring and reorganization charges	1,283	7,915	13,323	16,336
Total operating expenses	274,358	272,577	1,065,915	1,045,381
Operating income	42,294	24,747	131,333	123,877
Other income (expense):
Interest expense	(7,487)	(8,084)	(30,469)	(31,176)
Interest income	2,044	1,820	8,685	4,336
Other, net	4,178	(1,639)	2,723	(4,686)
Total other	(1,265)	(7,903)	(19,061)	(31,526)
Income before income taxes	41,029	16,844	112,272	92,351
Income tax provision	(6,561)	(4,174)	(25,420)	(26,105)
Net income	$34,468	$12,670	$86,852	$66,246

Weighted-average shares outstanding:
Basic	27,957	28,607	28,345	29,938
Diluted	28,523	28,842	28,665	30,115

Earnings per common share:
Basic	$1.23	$0.44	$3.06	$2.21
Diluted	1.21	0.44	3.03	2.20

CSG Systems International, Inc.

February 5, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income	$86,852	$66,246
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	22,061	23,585
Amortization	50,447	47,667
Asset impairments	717	2,061
Gain on lease modifications	(174)	(4,349)
(Gain) loss on unrealized foreign currency transactions and other, net	(525)	225
Deferred income taxes	(16,503)	(23,560)
Stock-based compensation	33,564	28,990
Subtotal	176,439	140,865
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	4,134	(22,401)
Other current and non-current assets and liabilities	(13,042)	(6,566)
Income taxes payable/receivable	2,126	(1,849)
Trade accounts payable and accrued liabilities	(38,486)	12,541
Deferred revenue	4,546	9,306
Net cash provided by operating activities	135,717	131,896

Cash flows from investing activities:
Purchases of software, property, and equipment	(22,421)	(27,977)
Proceeds from sale/maturity of short-term investments	-	71
Business combinations, net of cash and settlement assets acquired of $46,432 and zero	17,293	-
Net cash used in investing activities	(5,128)	(27,906)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,072	3,284
Payments of cash dividends	(26,608)	(33,930)
Repurchases of common stock	(67,745)	(127,065)
Deferred acquisition payments	(2,488)	(3,220)
Proceeds from long-term debt	15,000	470,000
Payments on long-term debt	(22,500)	(327,500)
Purchase of capped call transactions related to convertible notes	-	(34,298)
Payments of deferred financing costs	-	(14,539)
Payments on financing obligations	(2,538)	-
Settlement and merchant reserve activity	23,884	35,963
Net cash used in financing activities	(79,923)	(31,305)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	(7,779)	2,173

Net increase in cash, cash equivalents, and restricted cash	42,887	74,858

Cash, cash equivalents, and restricted cash, beginning of period	463,876	389,018
Cash, cash equivalents, and restricted cash, end of period	$506,763	$463,876

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$27,119	$24,730
Income taxes	39,944	51,675

Non-cash investing and financing activities-
Software, property, and equipment included in current and noncurrent liabilities	8,469	-

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$161,789	$186,264
Settlement and merchant reserve assets	343,235	274,699
Restricted cash included in current and non-current assets	1,739	2,913
Total cash, cash equivalents, and restricted cash	$506,763	$463,876

CSG Systems International, Inc.

February 5, 2025

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	December 31, 2024		September 30, 2024		December 31, 2023
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$59,733	19%	$59,070	20%	$60,128	20%
Comcast	58,935	19%	58,688	20%	54,651	18%

	Year Ended		Year Ended
	December 31, 2024		December 31, 2023
	Amount	% of Revenue	Amount	% of Revenue
Charter	$240,281	20%	$241,267	21%
Comcast	225,004	19%	215,476	18%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Broadband/Cable/Satellite	51%	53%	51%
Telecommunications	20%	18%	21%
All other	29%	29%	28%
Total revenue	100%	100%	100%

	Year Ended	Year Ended
	December 31, 2024	December 31, 2023
Broadband/Cable/Satellite	52%	52%
Telecommunications	18%	20%
All other	30%	28%
Total revenue	100%	100%

CSG Systems International, Inc.

February 5, 2025

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Americas	84%	88%	85%
Europe, Middle East and Africa	10%	9%	10%
Asia Pacific	6%	3%	5%
Total revenue	100%	100%	100%

	Year Ended	Year Ended
	December 31, 2024	December 31, 2023
Americas	87%	86%
Europe, Middle East and Africa	9%	10%
Asia Pacific	4%	4%
Total revenue	100%	100%

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP adjusted free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

• Certain internal financial planning, reporting, and analysis;

• Forecasting and budgeting;

• Certain management compensation incentives; and

• Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

• A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

• Consistency and comparability with CSG’s historical financial results; and

• Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

CSG Systems International, Inc.

February 5, 2025

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

• Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

• The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

• Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

• Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

• Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each n on-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Earn-out compensation	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Gain (loss) on debt extinguishment/conversion	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG’s Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

CSG Systems International, Inc.

February 5, 2025

•
Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement. These types of costs are not considered reflective of CSG’s recurring business operating results. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

• Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs. Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results. The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation. In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations. Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

• Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•
Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes. These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

CSG Systems International, Inc.

February 5, 2025

•
Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods

CSG also reports non-GAAP adjusted EBITDA and non-GAAP adjusted free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above. Additionally, management uses non-GAAP adjusted free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP adjusted free cash flow as net cash flows from operating activities before earn-out compensation payments related to acquisitions less the purchases of software, property and equipment.

CSG Systems International, Inc.

February 5, 2025

Non-GAAP Financial Measures

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of CSG’s non-GAAP adjusted operating margin percentage, for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Non-GAAP Operating Income
GAAP operating income	$42,294	$24,747	$131,333	$123,877
Restructuring and reorganization charges (1)	1,283	7,915	13,323	16,336
Executive transition costs	-	606	352	1,754
Acquisition-related expenses:
Amortization of acquired intangible assets	3,840	2,982	14,014	12,185
Earn-out compensation	2,228	-	5,644	(14)
Transaction-related costs	138	(27)	381	2,109
Stock-based compensation (1)	8,564	7,840	34,385	29,480
Non-GAAP operating income	$58,347	$44,063	$199,432	$185,727

Non-GAAP Adjusted Operating Margin Percentage
Revenue	$316,652	$297,324	$1,197,248	$1,169,258
Less: Transaction fees (2)	(26,064)	(23,967)	(97,857)	(87,430)
Revenue less transaction fees	$290,588	$273,357	$1,099,391	$1,081,828
Non-GAAP adjusted operating margin percentage	20.1%	16.1%	18.1%	17.2%
(1)
Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on CSG’s Income Statement.
(2)
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG's Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

CSG Systems International, Inc.

February 5, 2025

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	December 31, 2024		December 31, 2023
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$34,468	$1.21	$12,670	$0.44
GAAP income tax provision (3)	6,561		4,174
GAAP income before income taxes	41,029		16,844
Restructuring and reorganization charges (1)	1,283		7,915
Executive transition costs	-		606
Acquisition-related costs:
Amortization of acquired intangible assets	3,840		2,982
Earn-out compensation	2,228		-
Transaction-related costs	138		(27)
Stock-based compensation (1)	8,564		7,840
Non-GAAP income before income taxes	57,082		36,160
Non-GAAP income tax provision (3)	(9,956)		(9,535)
Non-GAAP net income	$47,126	$1.65	$26,625	$0.92

	Year Ended		Year Ended
	December 31, 2024		December 31, 2023
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$86,852	$3.03	$66,246	$2.20
GAAP income tax provision (3)	25,420		26,105
GAAP income before income taxes	112,272		92,351
Restructuring and reorganization charges (1)	13,323		16,336
Executive transition costs	352		1,754
Acquisition-related expenses:
Amortization of acquired intangible assets	14,014		12,185
Earn-out compensation	5,644		(14)
Transaction-related costs	381		2,109
Stock-based compensation (1)	34,385		29,480
Non-GAAP income before income taxes	180,371		154,201
Non-GAAP income tax provision (3)	(45,093)		(43,176)
Non-GAAP net income	$135,278	$4.72	$111,025	$3.69
(3)
For the fourth quarter and year ended December 31, 2024, the GAAP effective income tax rates were approximately 16% and 23%, respectively, and the non-GAAP effective income tax rates were approximately 17% and 25%, respectively. For the fourth quarter and year ended December 31, 2023, the GAAP effective income tax rates were approximately 25% and 28%, respectively, and the non-GAAP effective income tax rates were approximately 26% and 28%, respectively. The decreases in the fourth quarter and full year 2024 GAAP and non-GAAP effective income tax rates are due primarily to the release of valuation allowances related to certain U.S. and foreign deferred tax assets and the utilization of foreign tax credits.

(4) The outstanding diluted shares for the fourth quarter and year ended December 31, 2024 were 28.5 million and 28.7 million, respectively, and for the fourth quarter and year ended December 31, 2023 were 28.8 million and 30.1 million, respectively.

CSG Systems International, Inc.

February 5, 2025

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP net income	$34,468	$12,670	$86,852	$66,246
GAAP income tax provision	6,561	4,174	25,420	26,105
Interest expense (5)	7,487	8,084	30,469	31,176
Interest income and other, net	(6,222)	(181)	(11,408)	350
GAAP operating income	42,294	24,747	131,333	123,877
Restructuring and reorganization charges (1)	1,283	7,915	13,323	16,336
Executive transition costs	-	606	352	1,754
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,840	2,982	14,014	12,185
Earn-out compensation	2,228	-	5,644	(14)
Transaction-related costs	138	(27)	381	2,109
Stock-based compensation (1)	8,564	7,840	34,385	29,480
Amortization of other intangible assets (6)	3,087	3,350	11,671	13,624
Amortization of customer contract costs (6)	5,167	5,901	21,262	20,291
Depreciation (1)	5,336	6,034	21,622	23,189
Non-GAAP adjusted EBITDA	$71,937	$59,348	$253,987	$242,831
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	24.8%	21.7%	23.1%	22.4%

(5) Interest expense includes amortization of deferred financing costs as provided in Note 6 below.

(6) Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Amortization of acquired intangible assets	$3,840	$2,982	$14,014	$12,185
Amortization of other intangible assets	3,087	3,350	11,671	13,624
Amortization of customer contract costs	5,167	5,901	21,262	20,291
Amortization of deferred financing costs	886	891	3,500	1,567
Total amortization	$12,980	$13,124	$50,447	$47,667

Non-GAAP Adjusted Free Cash Flow:

CSG’s calculation of non-GAAP adjusted free cash flow and the reconciliation of CSG’s non-GAAP adjusted free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Cash flows from operating activities	$82,504	$79,531	$135,717	$131,896
Purchases of software, property and equipment	(5,893)	(5,037)	(22,421)	(27,977)
Non-GAAP adjusted free cash flow	$76,611	$74,494	$113,296	$103,919

CSG Systems International, Inc.

February 5, 2025

Non-GAAP Financial Measures – 2025 Financial Guidance

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of non-GAAP adjusted operating margin percentage, as included in CSG’s 2025 full year financial guidance, is as follows (in thousands, except percentages):

	2025 Guidance Range
	Low Range	High Range
Non-GAAP Operating Income
GAAP operating income	$144,400	$155,400
Acquisition-related expenses:
Amortization of acquired intangible assets	13,800	13,800
Earn-out compensation	7,000	7,000
Stock-based compensation	34,500	34,500
Non-GAAP operating income	$199,700	$210,700

Non-GAAP Operating Margin Percentage
Revenue	$1,210,000	$1,250,000
Less: Transaction fees	(106,000)	(111,000)
Revenue less transaction fees	$1,104,000	$1,139,000
Non-GAAP adjusted operating margin percentage	18.1%	18.5%

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2025 full year financial guidance is as follows (in thousands, except per share amounts):

	2025 Guidance Range
	Low Range		High Range
	Amounts	EPS (8)	Amounts	EPS (8)
GAAP net income	$86,300	$3.11	$94,200	$3.37
GAAP income tax provision (7)	33,600		36,700
GAAP income before income taxes	119,900		130,900
Acquisition-related expenses:
Amortization of acquired intangible assets	13,800		13,800
Earn-out compensation	7,000		7,000
Stock-based compensation	34,500		34,500
Non-GAAP income before income taxes	175,200		186,200
Non-GAAP income tax provision (7)	(49,000)		(52,200)
Non-GAAP net income	$126,200	$4.55	$134,000	$4.80

(7) For 2025, the estimated effective income tax rates for GAAP and non-GAAP purposes are both expected to be approximately 28%.

(8) The weighted-average diluted shares outstanding are expected to be approximately 28 million.

CSG Systems International, Inc.

February 5, 2025

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2025 full year financial guidance (in thousands, except percentages):

	2025 Guidance Range
	Low Range	High Range
GAAP net income	$86,300	$94,200
GAAP income tax provision (7)	33,600	36,700
Interest expense	30,500	30,500
Interest income	(6,000)	(6,000)
GAAP operating income	144,400	155,400
Acquisition-related expenses:
Amortization of acquired intangible assets	13,800	13,800
Earn-out compensation	7,000	7,000
Stock-based compensation	34,500	34,500
Amortization of other intangible assets	8,300	8,300
Amortization of client contract costs	23,200	23,200
Depreciation	24,800	24,800
Non-GAAP adjusted EBITDA	$256,000	$267,000
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	23.2%	23.4%

Non-GAAP Adjusted Free Cash Flow:

CSG’s calculation of non-GAAP adjusted free cash flow and the reconciliation of CSG’s non-GAAP adjusted free cash flow measure to cash flows from operating activities is provided below for CSG’s 2025 full year financial guidance (in thousands):

	2025 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$123,000	$173,000
Earn-out compensation payments	7,000	7,000
Purchases of software, property and equipment	(20,000)	(30,000)
Non-GAAP adjusted free cash flow	$110,000	$150,000